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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to our report dated February 16, 1996 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, as amended on Form 10-K/A filed April 4, 1996.



                                       /s/ Arthur Andersen LLP



Atlanta, Georgia
September 27, 1996